[LETTERHEAD OF McGLADREY & PULLEN, LLP APPEARS HERE]




                        CONSENT OF INDEPENDENT AUDITOR




We hereby consent to the use in this Form S-1 Registration Statement of our report, dated February 8, 1996, except for Note 20 as to which the date is December 2, 1996 relating to the consolidated financial statements of Flanders Corporation and subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.




New Bern, North Carolina                      /s/ McGladrey & Pullen, LLP
December 4, 1996

             [LETTERHEAD OF M/c/GLADREY & PULLEN, LLP APPEARS HERE]




                         INDEPENDENT AUDITOR'S CONSENT




We consent to the inclusion in this Registration Statement of Flanders Corporation on Form S-1 of our report, dated March 25, 1996, except for the first paragraph of Note 15, as to which the date is May 31, 1996; and the second paragraph of Note 15 as to which the date is July 24, 1996 on our audit of the financial statements of Charcoal Services Corporation.




New Bern, North Carolina                      /s/ McGladrey & Pullen, LLP
December 4, 1996